Exhibit 10.6

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. The omitted information is indicated by [***].

PURCHASE AGREEMENT COM0247-25

between

EMBRAER S.A.

and

SKYWEST INC.

Purchase Agreement COM0247-25	Page 2 of 26

ATTACHMENTS

“A” - AIRCRAFT CONFIGURATION EMBRAER 175 (ERJ170-200LL) (E170+ Aircraft)

“A1” – AIRCRAFT CONFIGURATION EMBRAER E175 (ERJ 170-200LR) (E175 Aircraft)

“B” - FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

Exhibit 1 to Attachment B (LIST OF TECHNICAL PUBLICATIONS)

“C” - WARRANTY - MATERIAL AND WORKMANSHIP

“D” - AIRCRAFT ESCALATION FORMULA

“E” - AIRCRAFT DELIVERY SCHEDULE

[***]

Purchase Agreement COM0247-25	Page 3 of 26

PURCHASE AGREEMENT COM0247-25

THIS AGREEMENT IS ENTERED INTO THIS 17th DAY OF JUNE, 2025, BY AND BETWEEN EMBRAER S.A. AND SKYWEST, INC., FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.

THE SALE COVERED BY THIS AGREEMENT WILL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AS WELL AS BY THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.

1.INTERPRETATION

1.1.Definitions

For the purpose of this Agreement, the following definitions are hereby adopted by the Parties:

1.1.1.“Actual Delivery Date”: means, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7.

1.1.2.“AD’s”: means effective airworthiness directives issued by either ANAC or the Airworthiness Authority, in connection with and with respect to the Aircraft.

1.1.3.“Agreement” or “Purchase Agreement”: means this purchase agreement and any amendments thereto.

1.1.4.“Aircraft”: means (i) with respect to referenced aircraft [***] through and including aircraft [***]in Attachment “E” to this Agreement, the EMBRAER 175 LR ([***]) aircraft manufactured by Seller according to Attachments “A1” as may be amended or supplemented from time to time, equipped with two engines identified therein ( the “E175 Aircraft”); and (ii) with respect to aircraft [***] through and including aircraft [***] in Attachment “E” to this Agreement, the EMBRAER 175 LL (also known as E170+) ([***]) aircraft manufactured by Seller according to Attachment “A” as may be amended or supplemented from time to time, equipped with two engines identified therein, (the “E170+ Aircraft”), (collectively, the “Aircraft”).

1.1.5.“Aircraft Basic Price”: means the Aircraft price, as defined in Article 3.1.

1.1.6.“Aircraft Purchase Price”: means the Aircraft price, effective on the relevant Aircraft Contractual Delivery Date, resulting from the application of the Escalation Formula to the Aircraft Basic Price as set forth in Article 3.3.

1.1.7.“Airworthiness Authority”: means the United States Federal Aviation Administration (FAA).

1.1.8.“ANAC”: means the Brazilian civil aviation authority – Agência Nacional de Aviação Civil.

1.1.9.“BFE”: has the meaning set forth in Article 3.3 of the relevant Attachment A hereto applicable to the relevant Aircraft.

1.1.10.“Business Day(s)”: means a day on which banks are open for business in São José dos Campos -SP in Brazil, St. George, Utah and New York, New York in the United States.

Purchase Agreement COM0247-25	Page 4 of 26

1.1.11.“Buyer”: mean SkyWest Inc., a company organized and existing under the laws of Utah with its principal place of business at 444 South River Road, St. George, Utah, 84790, USA.

1.1.12.“Contractual Delivery Date”: unless as otherwise provided for herein, the Contractual Delivery Date means the last Business Day of each month for each Aircraft as provided for in Attachment “E” hereto and as referred to in Article 5.

1.1.13.“Day(s)”: means calendar days.

1.1.14.“Escalation Formula”: means the escalation formula, contained in Attachment D hereto as applicable to the relevant Aircraft.

1.1.15.“FAF”: means delivery of an Aircraft in fly-away-factory condition (equivalent to Ex-Works condition – Incoterms 2020) flying from the place designated in Article 5 and cleared for export by Seller.

1.1.16.“Initial Deposit”: means the initial deposit paid for each Aircraft referred to in Article 4.1.1.

1.1.17.“Major Changes”: means the changes to the design of the Aircraft, as defined in Article 11.2.2.

1.1.18.“Mandatory Service Bulletins”: means the mandatory service bulletins applicable to the Aircraft, which are issued by Seller to implement the AD’s referred to under Article 11.4.

1.1.19.“Minor Changes”: means the changes to the design of the Aircraft defined as per the terms and conditions of Article 11.2.1.

1.1.20.“Parties”: means Seller and Buyer.

1.1.21.“Product Support Package”: means the products and Services to be provided by Seller as per Article 13.

1.1.22.“Purchase Right Aircraft” has the meaning set out in Article 21.

1.1.23.“Scheduled Inspection Date”: means the date on which a certain Aircraft is available for inspection and acceptance by and subsequent delivery to Buyer, as per the terms and conditions of Article 7.1.

1.1.24.“Seller”: means Embraer S.A., a Brazilian corporation organized and existing under the laws of Brazil with its principal place of business at Av. Brigadeiro Faria Lima, 2170, São José dos Campos, SP, Brazil.

1.1.25.“Services”: means the services, as defined in Article 2.3 of Attachment “B”.

1.1.26.“SOFR”: for purposes of calculating any rate under this Agreement for any period for which the same is to be established, means the applicable rate per annum equal to the Six-Month CME Term SOFR , as such rate is published by the Term SOFR Administrator on the first day of such period (or if such date is not a business day, the immediately preceding business day) and in an amount comparable to the amount for which such rate is to be established and, if any such rate is below zero, CME Term SOFR will be deemed to be zero. For purposes of this definition, “business day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities, where

Purchase Agreement COM0247-25	Page 5 of 26

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate approved or endorsed by a Relevant Governmental Body).

1.1.27.“Technical Description”: means [***] 175 [***], as supplemented and amended from time to time.

1.1.28.“Technical Publications”: means the technical documentation pertaining and related to the Aircraft, as identified in Article 2.2 and listed in Exhibit 1, both to Attachment “B”.

1.1.29.“USD” or “US$”: means the legal currency of the United States of America.

1.1.30.“Vendor”: means third party suppliers of equipment, parts, tools, ground support and test equipment to Seller to use on or in connection with the Aircraft.

1.1.31.“Working Day(s)”: means a day, other than Saturday, Sunday or holiday, on which Seller in São José dos Campos, SP, Brazil is open for business.

1.2Construction

In this Agreement unless otherwise expressly provided:

1.2.1words importing the plural will include the singular and vice versa,

1.2.2a reference to an Article, Attachment or Exhibit is a reference to an Article, Attachment or Exhibit to this Agreement, and

1.2.3the headings in this Agreement are to be ignored in construing this Agreement.

2.SUBJECT

Subject to the terms and conditions of this Agreement:

2.1Seller will sell and deliver and Buyer will purchase and take delivery of [***] Aircraft;

2.2Seller will provide to Buyer the Services, the Technical Publications and other services, in each case, as described in Attachment “B” to this Agreement; and

2.3Buyer has the option to purchase up to [***] Purchase Right Aircraft, in accordance with Article 21.

3.PRICE

3.1The Aircraft Basic Price of each E175 Aircraft and each E170+ Aircraft, as the case may be, is in USD and will apply for each Aircraft [***].

3.2The Services, Technical Publications and other services specified in Attachment “B” are to be provided [***]. Additional technical publications as well as other services will be billed to Buyer in accordance with Seller’s rates, prevailing at the time Buyer places a purchase order for such additional technical publications or other services, [***].

3.3The Aircraft Basic Price will be escalated according to the Escalation Formula to the Aircraft Contractual Delivery Date. Such price as escalated will be the Aircraft Purchase

Purchase Agreement COM0247-25	Page 6 of 26

Price and it will be provided by Seller to Buyer [***] prior to each Aircraft Contractual Delivery Date.

4.PAYMENT

4.1To secure the Aircraft delivery positions set forth in Article 5 and to ensure delivery of Aircraft in accordance with the delivery schedule set forth in Article 5, Buyer will pay Seller for each Aircraft the amounts set forth in Article 3 in accordance with the terms and conditions contained in this Article 4. The Parties acknowledge that each of the Aircraft and the corresponding delivery positions have been reserved for purchase by Buyer and such Aircraft have been removed from the market. The amounts specified in Article 3 and this Article 4 must be paid by Buyer by wire transfer in immediately available USD funds, to a bank account to be timely informed by Seller.

The Aircraft Purchase Price for each Aircraft must be paid by Buyer, as follows:

[***]

4.2In the event Buyer fails to pay any amount payable as set forth in Articles 4.1.2 through 4.1.5 hereunder on the relevant due date and thereafter [***] after receipt by Buyer of notice from Seller of the failure to pay the required amount, Buyer will pay to Seller immediately upon demand made from time to time interest on such amount, or any part thereof, not paid from the date on which Buyer received such notice of failure to pay until the date on which the same is paid in full at the rate equal to [***] prorated on any part thereof. For the payments referred to under Article 4.1.6, interest will be calculated as per Article 7.8. Without prejudice to Seller’s rights set forth in Article 4.3, interest accrued will be invoiced by Seller [***], beginning one month after the date on which payments should have been made, and payment thereof must be made by Buyer in accordance with the instructions contained therein.

4.3Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment on or before the due date and after the notice referred to in Article 4.2, and if such failure is not cured within [***] following the receipt of such notice, Seller will have the right to postpone the relevant Aircraft Contractual Delivery Date [***]. Notwithstanding the foregoing, Seller will have the right to [***] if such failure is not cured within [***] following the date on which notice referred to in Article 4.2 is received by Buyer.

4.4Net payments: Except as otherwise provided for in Article 17 (Taxes) hereof, all payments to be made by Buyer under this Agreement must be made without any set off or withholding whatsoever. Except as otherwise provided for in Article 17 (Taxes) hereof, if Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment must be increased to the extent necessary to ensure that, after the making of any such deduction or withholding, Seller receives a net amount equal to the amount Seller would have received had no such deduction or withholding been required to be made.

4.5Payment Date: unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.2, 4.1.3, 4.1.4 and 4.1.5, if not due within [***] following

Purchase Agreement COM0247-25	Page 7 of 26

the execution of this Agreement, must be made by Buyer on or before the [***] prior to the [***] of the month on which each of such payments is [***].

4.6[***] except as expressly determined otherwise in this Agreement, all payments made by Buyer to Seller hereunder are [***].

5.DELIVERY

Subject to payment in accordance with Article 4 and the provisions of Articles 7 and 9, Seller will offer the Aircraft to Buyer for inspection, acceptance and subsequent delivery in FAF condition, at Seller premises in São José dos Campos, State of São Paulo, Brazil, on the relevant Contractual Delivery Date within the relevant month identified in Attachment “E”.

6.CERTIFICATION

6.1The E175 Aircraft and the E170+ Aircraft are certified by the FAA pursuant to the US14CFR PART 25 certification requirements and such certification is already validated by the Airworthiness Authority.

6.2Seller will deliver the Aircraft to Buyer with an export certificate of airworthiness issued by ANAC complying with the respective type certificate, which will enable Buyer to obtain a certificate of airworthiness from the Buyer´s Airworthiness Authority. Buyer will be responsible for obtaining approval from Buyer´s Airworthiness Authority for the Aircraft operation and registration, as well as complying with all operational requirements, at Buyer’s sole expense.

6.3Additional equipment not mandatory under Buyer´s Airworthiness Authority standard type certificate but required to comply with any Buyer´s operational requirements are considered optional. Buyer must determine which operational requirements are to be incorporated into the Aircraft and inform Seller thereof. To the extent not included in the applicable Aircraft’s Attachment “A” or Attachment “A1”, as the case may be, at the time of execution of this Agreement, such other requirements will be treated as a Buyer´s change request in accordance with the terms and conditions of Article 11.5.

7.ACCEPTANCE AND TRANSFER OF OWNERSHIP

7.1The Aircraft will be delivered in accordance with the schedule specified in Attachment “E” hereto. Seller will provide Buyer with [***] advance notice by e-mail of the date on which Seller considers each Aircraft will be ready for inspection, acceptance, and subsequent delivery. The final notification will be issued by Seller to Buyer with no less than [***] prior to the date that the Aircraft will be made available for Buyer’s inspection, which date will be defined as the “Scheduled Inspection Date”, on which date Buyer must promptly start inspecting such Aircraft.

7.2Buyer will be allowed a reasonable period of time but in no event greater than [***] to inspect and conduct an acceptance flight of each Aircraft prior to its delivery. Seller will provide the fuel and insurance for the Aircraft's acceptance flight in accordance with the insurance policy of Seller.

Purchase Agreement COM0247-25	Page 8 of 26

7.3If Buyer finds an Aircraft acceptable, Buyer will promptly execute and deliver a certificate of acceptance of such Aircraft and pay any and all amounts then due and payable pursuant to this Agreement, including but not limited to all amounts referred to in Articles 4.1, 4.2, 7.8 and 8 as applicable. Simultaneously with receipt of the certificate of acceptance and the payments then due and payable, Seller will issue a warranty bill of sale, thus effecting transfer of title and risk of loss in and to the Aircraft to Buyer, free and clear of any liens and encumbrances, at which time Buyer will promptly remove the Aircraft from Seller´s facilities.

7.4Buyer may decline to accept an Aircraft which does not materially comply with the specification set forth in the relevant Attachment A hereto applicable to such Aircraft or [***] not in an airworthy condition. For the purposes of this Article 7, an Aircraft will be deemed not to be materially compliant when one or more of the Aircraft characteristics identified in Article 11.2.1 (i) through (vii) are adversely affected by such non-compliance with the specification set forth in the relevant Attachment A hereto applicable to such Aircraft.

7.5If Buyer declines to accept an Aircraft, Buyer must give Seller written notice of all specific reasons for such refusal within [***] following the last day of the [***] inspection period permitted above and Seller will have [***], commencing on the [***] after receipt of such notice, to take all necessary actions in order to resubmit the Aircraft to Buyer for re-inspection.

7.6Buyer will be allowed [***] to re-inspect the Aircraft, starting on the Working Day immediately following receipt by Buyer of notice from Seller that all necessary actions were taken. In the event Buyer declines to accept an Aircraft after this procedure is carried out twice, the Parties will convene immediately following final refusal to accept the Aircraft in order to negotiate possible solutions. If within [***] counted from the date in which Seller receives notice of such final refusal to accept the Aircraft, Seller and Buyer fail to reach an agreement in writing, then either Party may terminate this Agreement with respect to the affected Aircraft without liability to either Party, except that Seller will return to Buyer the amounts actually received by Seller from Buyer towards the purchase of the affected Aircraft and the BFE (if applicable) in each case[***].

7.6.1In the event that Buyer accepts an Aircraft that complies with Article 7.4 hereof [***].

7.7Should Buyer fail to perform the acceptance and transfer of title to the Aircraft or to give Seller written notice of specific reasons for refusal, within the periods provided for and in accordance with this Article 7, Seller will be entitled, at its discretion, to either [***]. Seller rights to [***] will only become effective if such default of Buyer has not been cured within [***] counted from the Scheduled Inspection Date, [***].

7.8Notwithstanding the provisions of Article 7.7 and in addition to Seller’s rights pursuant to Article 20.3 should Buyer fail to perform the acceptance and transfer of title to the Aircraft within the time period specified in Articles 7.2, 7.3, 7.5 and 7.6, as applicable, and provided Seller has tendered the Aircraft as contemplated by this Agreement, interest will accrue at the rate equal to [***] calculated over the unpaid balance of the relevant Aircraft Purchase Price, prorated from the date on which Buyer should have completed the inspection or re-inspection of the Aircraft, whichever is later, until the date

Purchase Agreement COM0247-25	Page 9 of 26

in which transfer of title occurs or until the date Seller terminates this Agreement pursuant to Article 7.7, whichever occurs first. Without prejudice to Seller’s rights set forth in Article 7.7, interest accrued will be invoiced by Seller on a [***] basis, beginning [***] after the date on which the Aircraft acceptance or transfer of title should have been performed, and payment thereof will be made by Buyer in accordance with the instructions contained therein.

8.STORAGE CHARGE

8.1A storage charge equal to [***] per [***] will be charged by Seller to Buyer commencing on:

8.1.1Buyer’s failure to perform inspection or re-inspection (as applicable) of an Aircraft, whichever is later, per the date or time period specified in writing by Seller, according to Articles 5 and/or 7, as applicable; or

8.1.2Buyer’s acceptance of an Aircraft when Buyer defaults in the fulfillment of any payment due and in taking title to such Aircraft immediately thereafter; or

8.1.3Buyer’s failure to remove an Aircraft from Seller’s facilities after issuance of an export certificate of airworthiness as provided for in Article 6.2 hereof and after title transfer [***].

8.2If however, Buyer notifies Seller in writing [***] in advance of its expected delay in the performance of its obligations set forth in Articles 8.1.1, 8.1.2 and 8.1.3 above, the storage charge will commence on the [***] after the occurrence of the events set forth in Articles 8.1.1, 8.1.2 or 8.1.3 above, as applicable.

8.3In the event that an Aircraft Contractual Delivery Date has to be extended by Seller beyond the Contractual Delivery Date for such Aircraft from that which is designated in Article 5, due to Buyer’s failure to perform any action or provide any information contemplated by this Agreement other than the ones identified in the preceding paragraphs, the storage charge will commence on the [***] after the Contractual Delivery Date relative to such Aircraft.

8.4Buyer will pay the storage charge as set forth in this Articles 8.1 or 8.3, as applicable, in USD, per each [***] of delay or pro-rated for any part thereof, within [***] after the receipt of each invoice by Buyer.

9.DELAYS IN DELIVERY

9.1Excusable Delays:

9.1.1Seller will not be held liable or be found in default for any delays in the delivery of an Aircraft beyond the Contractual Delivery Date or in the performance of any act to be performed by Seller under this Agreement, resulting from, but not restricted to, the following events or occurrences (hereinafter referred to as “Excusable Delays”): [***]

9.1.2Within [***] after Seller has [***] that the occurrence of any of the above mentioned events will constitute cause for Excusable Delays in the delivery of an Aircraft beyond

Purchase Agreement COM0247-25	Page 10 of 26

the Contractual Delivery Date or in the performance of any act or obligation to be performed by Seller under this Agreement, Seller [***].

9.1.3Any such Excusable Delays will [***].

9.1.4If the cause of such Excusable Delay is such as to last longer than [***] (or to render the performance of this Agreement impossible [***]), then the Parties will attempt to renegotiate the terms of this Agreement accordingly, within [***] following the last Day of the respective Excusable Delay Period or the respective Delta Excusable Delay Period. In the event that the Parties fail to agree on such terms, Buyer will have the right within [***] after the expiration of such [***] period to terminate this Agreement [***], by written notice to Seller. In the event that Buyer does not exercise the termination right as provided for above, and such Excusable Delay lasts [***] or longer, Seller may terminate this Agreement [***] by written notice to Buyer no later than [***] after such [***]. In any case termination by either Party according to this Article 9.1.4 will be without liability to either Party, except as provided for in Article 20.2(i).

9.1.5If, however, the cause of such Excusable Delay is attributable to Buyer in accordance with [***], Buyer will not be entitled to terminate this Agreement in accordance with Article 9.1.4 and upon a termination by Seller the provisions of Article 20.3 will apply.

9.1.6[***]

9.2Non-Excusable Delays:

9.2.1If the delivery of an Aircraft is delayed, and such delay does not constitute an Excusable Delay (hereinafter referred to as “Non-Excusable Delays”), by more than [***] after the Contractual Delivery Date for such Aircraft, and [***] after the Contractual Delivery Date with respect to the SkyWest/Delta Delayed Aircraft, Buyer [***] up to the date that the Aircraft is available for inspection and acceptance by, and subsequent delivery to Buyer by means of written confirmation of the successful completion of ground and flight tests performed by Seller to be provided as per Article 7.1[***] within such [***] or [***] with respect to the SkyWest/Delta Delayed Aircraft. It being understood that such [***] will not, in any event, [***] and that it will only be due and payable by Seller to Buyer after Buyer pays to Seller the total Aircraft Purchase Price, in respect of the affected Aircraft, and as otherwise provide for in Article 20.2(ii). The payment of the amounts set forth in this Article 9.2.1 will be made [***].

9.2.1.1[***], in the event, Seller issues a written Non-Excusable Delay notice to Buyer within at least [***] prior to the Contractual Delivery Date of the affected Aircraft, Seller will have a [***] Buyer [***], up to the date that the affected Aircraft is available for inspection and acceptance by, and subsequent delivery to Buyer by means of written confirmation of the successful completion of ground and flight tests performed by Seller, to be provided as per Article 7.1, it being understood that such [***] will not, in any event, [***] of the delayed Aircraft and that it will only be due and payable by Seller to Buyer after Buyer pays to Seller the total Aircraft Purchase Price, in respect of the affected Aircraft, and as otherwise provide for in Article 20.2(ii). The payment of the [***] will be made within [***] after the payment of the total relevant Aircraft Purchase Price by Buyer.

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For avoidance of doubt, this Article 9.2.1.1 is not applicable to the SkyWest/Delta Delayed Aircraft.

9.2.1.2The Parties acknowledge and agree that [***] but are a fair and reasonable [***].

9.2.2Within [***] after Seller has [***] the occurrence of an event constitutes a Non-Excusable Delay in the delivery of an Aircraft, Seller will send a written notice to Buyer of such occurrence including a description of the delays and an estimate of the effects expected upon the delivery of the Aircraft. Buyer will have the right to terminate this Agreement with respect to the relevant Aircraft upon the occurrence of any Non-Excusable Delay that continues for [***] or longer after such Aircraft Contractual Delivery Date, such right to be exercised by written notice to Seller no earlier than after the expiration of such [***] (“Non-Excusable Delay Period”). In any case, termination by Buyer hereunder will be without liability to either Party, except as provided in Article 20.2.3(ii).

9.2.3It is agreed between the Parties that if, with respect to a delayed Aircraft, Seller does not receive [***], from Buyer, within [***] after the Contractual Delivery Date of such Aircraft, Buyer will be deemed to have fully waived its right [***].

9.3Delay Due to Loss or Structural Damage of the Aircraft

If, before delivery thereof an Aircraft is lost, destroyed or, in the reasonable opinion of Seller, is damaged beyond economic repair (“Total Loss”), then Seller will notify Buyer to [***]. Seller will specify in its notice [***] the earliest date that an aircraft to replace the Aircraft may be delivered to Buyer and such date will be deemed to be the revised Contractual Delivery Date for the replacement aircraft; [***]. However, in the event the specified revised Contractual Delivery Date is more than [***] after the original Contractual Delivery Date, then this Agreement will terminate with regards to the affected Aircraft unless Buyer accepts the revised Contractual Delivery Date and: (i) Buyer notifies Seller of such acceptance within [***] of the date of receipt of the notice from Seller, and (ii) the Parties execute an amendment to this Agreement recording the change in [***].

If this Agreement terminates in relation to an Aircraft in accordance with this Article 9.3, such termination will discharge the Parties from all obligations and liabilities of the Parties hereunder with respect to such Aircraft and related Services, except that Seller will return to Buyer any moneys paid by Buyer towards the purchase of such Aircraft, [***]. Such payment to be made within [***].

In case of a dispute in regard whether an Aircraft is delayed as a result of a loss under Article 9.3 or Excusable Delay under Article 9.1 the provisions of Article 9.3 will prevail.

[***]

10.DELIVERY INSPECTION

10.1At least [***] prior to the Contractual Delivery Date of the first Aircraft to be delivered, Seller will send to Buyer the applicable procedures and acceptance criteria for the delivery inspection (the “Inspection Protocol”). Within [***] of receipt of the Inspection

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Protocol, both Parties will discuss and agree to a mutually acceptable Inspection Protocol, each party acting reasonably.

10.2In order to perform the delivery inspection and acceptance of each Aircraft in accordance with Article 7, Buyer may send up to [***] authorized representatives (the “Authorized Representatives”) to the facilities of Seller. Buyer will communicate to Seller the names of its Authorized Representatives, by means of written notice, at least [***] prior to each relevant Aircraft Contractual Delivery Date specified in Article 5.

10.3Such Authorized Representatives, or other representatives indicated by Buyer, will be authorized and duly empowered to sign the acceptance and transfer of title and risk documents and accept delivery of the Aircraft pursuant to Article 7.

10.4For the purposes subject hereof, Seller will provide, at Seller’s cost and expense, communication facilities (telephone and internet connection) for Buyer’s Authorized Representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests. Seller will also make available to Authorized Representatives (i) free local transportation between Seller facilities and hotel in Sao Jose dos Campos during normal working hours on the relevant Working Days, and (ii) lunch at the canteen at Seller facilities on Working Days.

10.5Buyer’s Authorized Representatives will observe Seller’s administrative rules and instructions while at Seller’s facilities.

10.6Buyer’s Authorized Representatives will be allowed exclusively in those areas related to the subject matter hereof. To the extent permitted by law, Buyer agrees to indemnify and hold harmless Seller, its subsidiaries, affiliates, and their respective officers, directors, agents, employees, representatives and assignees (the “Seller Indemnitees”) from and against all and any kind of liabilities in respect to such representatives, for whom Buyer is solely and fully responsible , under all circumstances and in any instance, except to the extent they arise from the gross negligence or the willful misconduct of such Seller Indemnities.

11.CHANGES

11.1Each Aircraft will comply with the standards defined in the relevant Attachment A hereto and will incorporate all modifications which are classified as AD’s mandatory by ANAC or the Airworthiness Authority as provided in Article 11.4, and those agreed upon by Buyer and Seller in accordance with this Article.

11.2The Parties hereby agree that changes can be made by Seller in the design of the Aircraft, the definition of which and its respective classification will be in compliance to the Aircraft type specification, as follows:

11.2.1Minor Changes: defined as those modifications which will not, or would not reasonably be expected to adversely affect the Aircraft in any of the following characteristics:

[***]

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11.2.2Major Changes: defined as those modifications which affect at least one of the topics mentioned in Article 11.2.1.

11.3Seller will have the right, but not the obligation, to incorporate Minor Changes in the Aircraft still in the production line at its own cost, without the prior consent of Buyer.

11.4Seller will convey Major Changes that are classified as AD’s by means of service bulletins approved by the Airworthiness Authority and/or ANAC, as appropriate. service bulletins that implement such AD’s will be referred to as Mandatory Service Bulletins. Seller will incorporate Mandatory Service Bulletins as follows:

11.4.1Compliance required before Contractual Delivery Date:

Seller will incorporate Mandatory Service Bulletins into undelivered Aircraft at Seller’s expense in a reasonable period of time (such period of time considering any technical and operational requirements) if the compliance time for such Mandatory Service Bulletins is before Contractual Delivery Date of such Aircraft. Seller will not be liable for any delays resulting from incorporation of Mandatory Service Bulletins when the Aircraft has already passed the specific production stage affected by the incorporation of said change but Seller will [***] to incorporate such changes prior the Actual Delivery Date [***].

11.4.2Compliance required after Contractual Delivery Date:

For [***] after [***], Seller will [***]. When flight safety is affected, such changes will be immediately incorporated. After the [***] periods mentioned above in this Article 11.4.2, as applicable, the provisions of Article 11.5 will apply.

11.5Except for the Major Changes referred to in Article 11.4, any other Major Changes such as (i) any change developed by Seller as product improvement, (ii) any change required by Buyer in relation to the Aircraft configuration, (iii) any change in the certification regulations presented in the Technical Description, which are required by the Airworthiness Authority as a consequence of alterations, amendments and/or innovations of these applicable regulations, or (iv) any change due to alterations, amendments and/or innovations of legal requirements by other authorities (including without limitation environmental authorities) that have the effect of rendering Aircraft parts obsolete or non-compliant, will be considered as optional and Seller will submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such change. Should Buyer not approve such PMC [***].

11.6Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs, which affect the provisions of the relevant Attachment A hereto with respect to the applicable Aircraft, will be incorporated in said Attachment by means of an amendment to this Agreement.

11.7Except [***], the Aircraft will, on the Scheduled Inspection Date, comply with the terms and conditions of the relevant Attachment A hereto as from time to time amended pursuant to Article 11.6. Determination of such compliance will [***].

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12.WARRANTY [***]

12.1.Warranty: The materials and workmanship relative to the Aircraft subject of this Agreement will be warranted exclusively in accordance with the terms and conditions specified in Attachment “C”.

12.2[***]: Seller hereby [***] to Buyer [***], of and with respect to the Aircraft, in accordance with the terms and conditions specified in [***].

13.PRODUCT SUPPORT PACKAGE

Seller will supply to Buyer the Product Support Package described in Attachment “B” hereto, which includes Seller’s spare parts policy, the Technical Publications and the Services.

14.ASSIGNMENT

14.1Assignment of rights and obligations: Buyer must not assign, novate or transfer any of its rights or obligations hereunder without the prior written consent of Seller. [***]

Notwithstanding the foregoing and subject to the provisions herein, Buyer may assign [***] in the following limited circumstances:

(a)to a bank or other financial institution [***] or

(b)to a [***] where Buyer or [***] will [***]; or

(c)to a [***] (“Permitted Assignee”) and Buyer will [***] with [***] in regard to such assigned rights and obligations.

In any of the above situations, Buyer will: (i) furnish Seller with a copy of the written assignment document at least [***] prior to the effective date of the assignment, and (ii) only be [***] and, (iii) [***].

14.2Assignment of Product Support Package, as identified in Article 13 must not be assigned or transferred to any third party, other than a Permitted Assignee, in connection with the transfer of title, possession or operation of any Aircraft without the prior written consent of Seller. Any assignment without the prior written consent of Seller will be considered null and void.

14.3Assignment of warranties [***]: if Buyer wishes to transfer or assign the warranty contained in Attachment “C” [***] to a third party in connection with a financing of the Aircraft, the leasing by Buyer (as lessor) of the Aircraft to a third party and the transfer of title, possession or operation of any Aircraft, Buyer must obtain the prior written consent of Seller, [***] Buyer may, upon [***] prior written notice to Seller, assign (i) [***] that is [***] or [***] acquisition of the respective Aircraft or (ii) [***] or (iii) [***] the warranties contained in Attachment “C” [***].

[***]

14.5Notwithstanding the above, this Agreement, as well as the warranty [***], must not be assigned to [***], any person or entity which the Parties may be legally restricted to

Purchase Agreement COM0247-25	Page 15 of 26

enter in to an agreement, to a person or entity debarred by the United States government, or in case such assignment would infringe US export control regulations or any other applicable law.

15.RESTRICTIONS AND PATENT INDEMNITY

15.1Claims against Buyer. Subject to the limitations and conditions set forth herein, including, without limitation Article 15.2, Seller will indemnify Buyer with respect to all claims, lawsuits, and liabilities based upon or arising from any suit, action, proceeding, or allegation that:

(a)Any product or service purchased from or supplied by Seller hereunder or any portion thereof (collectively, for the purposes of this Article 15, “Item”) and/or the use or operation thereof constitutes an alleged or actual infringement of any granted or registered United States or foreign patent (“Patent Claim”), provided that from the time of design of such Item and until such Patent Claim is resolved, each of the country in which the relevant patent is held and the flag country of the Aircraft is a party to (1) the Paris Convention for the Protection of Industrial Property as amended and (2) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or

(b)Aircraft software and accompanying documentation and manuals (collectively, for purposes of this Article 15, “Software”), or any part of such Aircraft Software furnished by Seller, constitutes an alleged or actual infringement of any United States or foreign copyright rights or misappropriates any third party trade secret right under U.S. law or other foreign law (“Copyright Claim”), provided that from the time of design of such Software and until such Copyright Claim is resolved, each of the country in which the infringement claim is made and the flag country of the Aircraft is a member of the Berne Convention for the Protection of Literary and Artistic Works as amended and both countries recognize Software as a “work” under the Berne Convention.

15.1.1Seller’s indemnification provided in this Article 15 will not apply to Buyer furnished or installed equipment, Items or Software not installed, used or maintained in accordance with all instructions and procedures of Seller (as may be modified by Seller from time-to-time), any Buyer-furnished or requested designs or any Buyer modification of any Item or Software.

15.2Limitations and Conditions. Buyer must give prompt written notice to Seller of the receipt of a notice of a suit or action against Buyer alleging a Patent Claim or Copyright Claim covered by this Article 15 or of a written notice alleging a Patent Claim or Copyright Claim covered by this Article 15, whichever occurs earlier. Failure to notify Seller as provided herein will relieve Seller of liability that it may have to Buyer to the extent that the defense of any such Patent Claim or Copyright Claim is prejudiced thereby.

At all times, Seller will have the right, at its option and expense, to negotiate with any party alleging a Patent Claim or Copyright Claim, assume or control the defense to any allegation of a Patent Claim or Copyright Claim, including without limitation, the right to bring a declaratory judgment or similar action, intervene in any action involving a Patent Claim or Copyright Claim, and/or attempt to resolve a Patent Claim or Copyright Claim by replacing or modifying an Item or Software.

Buyer must promptly furnish Seller all information, documents, records, and assistance within Buyer’s possession, custody or control as requested by Seller that Seller considers potentially relevant or material to any allegation covered by this Article 15. Buyer will

Purchase Agreement COM0247-25	Page 16 of 26

cooperate with Seller and will, upon Seller’s reasonable request and at Seller’s expense, arrange for the attendance of representatives of Buyer at depositions, hearings, trials, and the like, and assist in effecting settlements, securing and giving evidence, obtaining the attendance of witnesses and in the conduct of any suits or actions covered by this Article 15.

Buyer will obtain Seller’s written approval prior to paying, agreeing to pay, assuming any obligation or making any material concession relative to any Patent Claim or Copyright Claim.

Seller will assume and pay any and all judgments and all costs assessed against Buyer in a final non-appealable judgment of any suit or action, and Seller will make all payments in settlement imposed upon or incurred by Buyer with Seller’s [***].

SELLER WILL HAVE NO OBLIGATION OR LIABILITY UNDER THIS ARTICLE 15 FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE OBLIGATIONS AND REMEDIES OF BUYER SET FORTH IN THIS ARTICLE 15 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITES OF SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST SELLER, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT OR SERVICE PROVIDED UNDER THIS AGREEMENT.

16.MARKETING PROMOTIONAL RIGHTS

With Buyer´s prior written consent, Seller will have the right to show for marketing purposes, free of any charge, the image of Buyer’s Aircraft, painted with Buyer’s colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, digital, electronic and sculptural works), through all communications media such as billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material.

17.TAXES

Seller will [***]. All other taxes [***] will be borne by Buyer.

18.APPLICABLE LAW

This Agreement will in all respects be governed by the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to principles of conflicts of laws other than sections 5-1401 and 5-1402 of the New York General Obligations law.

19.JURISDICTION

Each Party hereto hereby irrevocably agrees, accepts and submits to, for itself and in respect of any of its property, generally and unconditionally, the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United

Purchase Agreement COM0247-25	Page 17 of 26

States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement or any other operative agreement and fully waives any objection to the venue of such courts. Furthermore to the fullest extent permitted by applicable law, each Party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit action or proceeding any claim that it is not personally subject to the jurisdiction of the above named courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

EACH PARTY HERETO HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

20.TERMINATION

20.1Should either Party fail to comply partially or completely with its obligations hereunder, the other Party will be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period will not be less than [***]. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure will be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, [***]. Notwithstanding anything to the contrary herein, neither Party WIll be liable to the other Party in any circumstance hereunder for any consequential damages, (INCLUDING, without limitation, loss of profits, loss of revenue, loss of use and increased costs) or punitive damages, or indirect or incidental damages which may arise out of, or be connected to, any breach or default under any term, condition, covenant, warranty, or provision of this Agreement, and which either Party would otherwise be entitled to under any applicable law, including but not limited to any claims sounding in contract, tort, equity or statute.

20.2.1As provided in Article 9.1.4, Buyer and Seller will have the right to terminate this Agreement in respect of the relevant Aircraft or the whole Agreement, as applicable.

20.2.2As provided in Article 9.2.2, Buyer will have the right to terminate this Agreement in respect to the relevant Aircraft.

20.2.3Upon receipt of the notices referred in Articles 9.1.4 or 9.2.2 to be issued by Buyer or Seller, as the case may be, Seller will:

(i)in case of [***]

(ii)in case of [***]

20.3If Buyer terminates this Agreement before the Actual Delivery Date of an Aircraft [***] or, if Seller terminates this Agreement [***] It is hereby agreed by the Parties that upon the receipt by Seller of the amounts set forth above in full, [***] fair and reasonable [***]. Such payment to be made by Buyer within [***] of termination.

Purchase Agreement COM0247-25	Page 18 of 26

Seller's rights to terminate this Agreement due to Buyer's failure to comply [***], at Seller's sole discretion, may be exercised to terminate not only the relevant Aircraft but the whole Agreement, in relation to all undelivered Aircraft, in case Seller has terminated [***], as a result of Buyer’s default [***]. In the event Seller decides to terminate the [***] as described under this provision, Buyer will [***] at the date of such termination. [***] It is hereby agreed by the Parties that upon the receipt by Seller of the amounts set forth above in full, [***] fair and reasonable [***]. Such payment to be made by Buyer within [***] of termination.

Buyer's rights to terminate this Agreement [***] hereof, at Buyer's sole discretion, may be exercised to terminate not only the relevant Aircraft but the whole Agreement, in relation to all undelivered Aircraft, in case Buyer has [***] as a result of Seller’s default [***] hereof. In the event Buyer decides to terminate [***] as described under this [***], Seller will [***] prior to the relevant [***] at the date of such termination. It is hereby agreed by the Parties that upon the [***] of the [***] fair and reasonable [***]. Such [***] within [***].

20.4If either Party terminate this Agreement in respect to an Aircraft [***] hereof, Seller [***] will return to Buyer all amounts previously paid by Buyer with respect to the relevant Aircraft [***]. Such payment to be made within [***].

20.5In the event of [***]

20.6In the event of [***]

21.PURCHASE RIGHT AIRCRAFT

21.1Seller hereby grants Buyer the right to purchase up to [***] Embraer E170+ Aircraft (the “Purchase Right Aircraft”) configured as per Attachment “A” and available to Buyer at the Aircraft Basic Price (as provided in Article 3.1 unless otherwise agreed following the effective date of this Purchase Agreement) and on the same economic conditions that are applicable to Aircraft in Attachment “A” to this Purchase Agreement (the “Purchase Right Basic Price”), which price for the Purchase Right Aircraft is subject to the escalation conditions contained in Attachment “D”.

21.2Subject to no material default on the part of the Buyer having occurred and be continuing under this Agreement on the date of exercise, the right to purchase each of the Purchase Right Aircraft must be exercised in groups (as set forth in further detail in Table 21A below, the “PRA Groups”), in whole or in part, by means of a written notice (each, an “Exercise Notice”) from Buyer to Embraer. Buyer may exercise a portion of a PRA Group as long as a minimum of [***] Purchase Right Aircraft are exercised in the Exercise Notice. The Exercise Notice must specify (i) the PRA Group, or portion of PRA Group, that is the subject of such notice and (ii) furthermore contain Buyer’s desired delivery month within the related calendar year set forth in Table 21A below (the “Delivery Year”) for Purchase Right Aircraft comprising such PRA Group, or portion of PRA Group, to be exercised, being understood and agreed that Seller will have no obligation or liability to deliver any Purchase Right Aircraft after [***] (“Purchase Right Aircraft Contractual Delivery Date”), in which case, [***].

21.3PRA Groups can be exercised prior to the Exercise Deadline in Table 21A below, in whole or in part, in which case Seller may agree on delivering more than [***] Purchase

Purchase Agreement COM0247-25	Page 19 of 26

Right Aircraft in any given year, however no more than [***] Purchase Right Aircraft shall be delivered in any given year.

Table 21A

[***]

21.4Following receipt by Seller of the Exercise Notice, Seller will inform Buyer if the desired Purchase Right Aircraft delivery date originally requested by Buyer is acceptable, otherwise, Seller will inform Buyer the closest non-committed delivery position available for sale. In the event the closest non-committed delivery positions are not available in the delivery year in Table 21A applicable to each PRA Group, the Parties, acting reasonably and in good faith, will review Table 21A to redistribute the Purchase Right Aircraft deliveries to another calendar year, and the Purchase Right Aircraft Contractual Delivery Date will be adjusted as necessary. Nevertheless, in no event shall any Purchase Right Aircraft be delivered after [***].

21.5If Seller has not received the Exercise Notice for any PRA Group on or before the date set forth as the “Exercise Date” for such PRA Group in Table 21A above (the “Exercise Deadline”), Buyer will be deemed to have relinquished its right to acquire any and all unexercised Purchase Right Aircraft comprising such PRA Group, with no further obligation of Seller to sell or deliver any such unexercised Purchase Right Aircraft, and with no liability being incurred by either Party to the other with respect to such PRA Group or the related Purchase Right Aircraft.

Seller’s obligation to sell to Buyer any of the Purchase Right Aircraft in any of the PRA Group specified in an Exercise Notice is subject to the existence of sufficient production capacity at Seller, as determined by Seller, to comply with Buyer’s desired delivery schedule set forth in such Exercise Notice. In evaluating Buyer’s Exercise Notice, Seller will [***] to accommodate such request considering the non-committed delivery positions available for sale at the time of receipt by Seller of Buyer’s Exercise Notice. Within [***] after receipt by Seller of an Exercise Notice for any PRA Group and the related Purchase Right Aircraft for such PRA Group, Seller will notify Buyer in writing, if the desired delivery month for each such Purchase Right Aircraft requested by Buyer in such Exercise Notice is acceptable; otherwise Seller will notify Buyer the alternate closest non-committed delivery position(s) available for sale. Buyer will notify Seller in writing, within [***] after receipt by Buyer of Seller notice, whether such alternate delivery position for any such Purchase Right Aircraft is acceptable or not, and if such alternate delivery position is not acceptable to Buyer, Buyer and Seller will negotiate in good faith for a period of [***] to try to agree on an acceptable alternate delivery position for such Purchase Right Aircraft. If Buyer and Seller cannot agree on an alternate delivery position by the end of such period, the Exercise Notice will be canceled, in whole or in part, as applicable, without any further action from Buyer or Seller, [***] with respect to such Purchase Right Aircraft.

21.6In the event Buyer and Seller agree to the new Purchase Right Aircraft Contractual Delivery Date and to secure the Purchase Right Aircraft delivery positions, Buyer must immediately remit to Seller [***] for each exercised Purchase Right Aircraft (the “Purchase Right Initial Deposit”). The Purchase Right Aircraft payment terms and conditions will be in accordance with all terms and conditions contained in Article 4 of

Purchase Agreement COM0247-25	Page 20 of 26

this Agreement applicable to Aircraft configured as per Attachment “A”, mutatis mutandis with the Purchase Right Initial Deposit being treated as the Initial Deposit for purposes of the foregoing.

21.7If the purchase rights are exercised by Buyer as specified above, and the relevant contractual delivery dates for each related Purchase Right Aircraft are agreed and the Purchase Right Aircraft Initial Deposit is paid by Buyer as specified above, an amendment to the Purchase Agreement will be executed by and between the Parties within [***] of the date of the Exercise Notice, in case Seller accepts Buyer’s desired delivery dates, or the date Buyer accepts in writing the alternative available slots offered by Seller, as applicable, setting forth the specific terms and conditions applicable to such Purchase Right Aircraft (“Purchase Right Amendment”). The Parties agree that the terms and conditions relating specifically to the Purchase Right Aircraft will be substantially similar to and no less favorable to Buyer than those terms and conditions set forth in this Agreement and its Attachments. Upon the execution of the Purchase Right Amendment for any exercised Purchase Right Aircraft, such exercised Purchase Right Aircraft and its corresponding delivery position will be reserved for purchase by Buyer and such delivery position has been removed from the market.

21.8If the Parties for any reason fail to agree on the available slots or to execute the amendment referred to above, then the purchase right with respect to such aircraft will be deemed relinquished, [***].

22.[Intentionally Omitted]

23.NOTICES

All notices permitted or required hereunder must be in writing in the English language and sent, by registered mail or e-mail, to the attention of the Vice President, Contracts – Commercial Aviation as to Seller and of the Chief Commercial Officer as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other.

23.1SELLER:

EMBRAER S.A.

Av. Brigadeiro Faria Lima, 2170

12.227-901 São José dos Campos - SP

Brazil

Telephone: (+55 12) 3313-1410

E-mail: commercial.contracts@embraer.com.br

23.2BUYER:

SKYWEST, INC.

444 South River Road

St. George, Utah, 84790

USA

Purchase Agreement COM0247-25	Page 21 of 26

Telephone: +1 435.634.3212

Facsimile: +1 435.634.3205

E-mail: wade.steel@skywest.com

23.2Notices and communication contemplated by this Agreement are taken to be received:

(a)	if sent by registered post, on the last day of the delivery period published by the relevant postal authority for delivery by that method to the recipient’s location; or
(b)	when sent by e-mail.

If due to this Article 23 communication would be taken to be received on a day that is not, or after 5:00 pm on, a Business Day in the place of receipt, the communication is taken to have been received at 9:00 am on the first Business Day in the place of receipt after that day. The place of receipt of an e-mail is the address of the recipient contemplated by this Article.

24.CONFIDENTIALITY

Neither Party has the right to disclose the terms of this Agreement except as required by law or as otherwise expressly authorized under this Agreement. Each of Buyer and Seller agrees not to disclose any portion of this Agreement or its Attachments, amendments or any other supplement, to any third party without the previous written consent of the other Party. Without limiting the foregoing, in the event either Party is legally required to disclose the terms of this Agreement, that Party will notify the other Party (where permitted by law) reasonably in advance of such disclosure and exert all available commercially reasonable efforts to request and obtain confidential treatment of the articles, terms and conditions of this Agreement relevantly designated by the other Party as confidential. In the event this Agreement is terminated, whether in whole or in part, this Article 24 will survive such termination.

25.FOREIGN CONTENT

The Aircraft contain commodities, technology and software that were exported from the United States and other countries in accordance with their respective export control regulations. Diversion contrary to U.S. law and/or any other applicable law is prohibited.

Buyer agrees to comply with any export and re-export control laws of the United States and other countries applicable to the Aircraft, its parts, components, technology and software and, upon Seller’s request, to execute and deliver to Seller the relevant end-user certificates necessary for the export and transfer of the Aircraft to Buyer.

26.COMPLIANCE WITH LAWS

26.1Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it has not violated and will not violate the ABC Legislation (defined below). For the avoidance of doubt, neither Party, in respect to this Agreement, has offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper

Purchase Agreement COM0247-25	Page 22 of 26

or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official” under any circumstances where one could reasonably anticipate such action may potentially impact a business decision of either Party in the context of this Agreement or the subject matter hereof. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party or party official, (h) a member of a royal family or member of the military, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described in (a) through (i) above.

Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly to such policies and procedures with regard to the other Party.

26.2Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Agreement. Each Party will devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated. Each Party will inform the other Party, if not prohibited by applicable laws, of any situation of which it becomes aware that may result in a breach of this Clause. If either Party has reason to believe based on credible evidence that any of the representations or warranties regarding compliance with laws in this Agreement are or become inaccurate or misleading, such Party may suspend all performance under this Agreement until it has received confirmation to its satisfaction that no breach has occurred or is likely to occur and may request additional representations and warranties reasonably necessary to satisfy full compliance with this Clause.

26.3The foregoing representations are made on a continuing basis and will hold true until termination or expiration of this Agreement.

26.4Buyer hereby acknowledges that Seller’s internal policies and procedures do not permit Seller to use third party intermediaries, such as commercial representatives and/or agents, in the prospect of sales and commercial business with customers. Therefore, the Parties hereby agree that neither Party will (i) have the authority to bind the other Party or incur, create, undertake, or assume, directly or indirectly, any express

Purchase Agreement COM0247-25	Page 23 of 26

or implied obligation of liability on behalf of the other Party; (ii) act or hold itself out as a legal or de facto agent, broker, or representative of the other Party; (iii) undertake any action which would tend to mislead anyone in this regard.

Where:

“ABC Legislation” means (a) with respect to a Party, any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption or to enforce or implement either the United Nations Convention against Corruption (being the subject of General Resolution 58/4 of 31 October 2003 of the General Assembly of the United Nations) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted on 21 November 1997; (b) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and the Clean Company Act, as amended; and (c) any applicable anti-money laundering laws and regulations.

27.SEVERABILITY

If any provision or part of a provision of this Agreement or any of the Attachments will be or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the other provisions or parts of such provisions of this Agreement, all of which will remain in full force and effect.

28.NON-WAIVER

Except as otherwise specifically provided to the contrary in this Agreement, any Party’s refrain from exercising any claim or remedy provided for herein will not be deemed a waiver of such claim or remedy and will not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

29.NEGOTIATED AGREEMENT

Buyer and Seller agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

30.COUNTERPARTS AND ELECTRONIC SIGNING

This Agreement may be executed by the Parties in any number of separate, but identical, counterparts with the same effect as if the signatures thereto and hereto where upon the same instrument, including by electronic transmission, each of which will be deemed an original, but all of which together constitutes one and the same instrument. The Parties hereto acknowledge and agree that this Agreement may be executed electronically through trusted digital signatures systems and that such digital signatures will be as legal and binding as manually executed, wet ink original signatures of the respective Parties.

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31.ENTIRE AGREEMENT

All Attachments referred to in this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement.

Buyer and Seller agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all previous and connected negotiations, representations and agreements between the Parties. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.

INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER S.A. (as Seller)		SKYWEST, INC. (as Buyer)

By:	/s/ Arjan Meijer	By:	/s/ Wade Steel
Name:	Arjan Meijer	Name:	Wade Steel
Title:	VP Commercial Aviation	Title:	Chief Commercial Officer

By:	/s/ Marcelo Pereira Santiago
Name:	Marcelo Pereira Santiago
Title:	VP Contracts & Asset Mgmt

Place:	São José dos Campos, SP, Brazil	Place:	St George, Utah, USA

Witnesses:

/s/ Daniela Oliva Criscuolo		/s/ Marc Thomas Ahlgrimm
Name:	Daniela Oliva Criscuolo	Name:	Marc Thomas Ahlgrimm
ID:	Contract Account Manager	ID:	Contracts Director - Embraer

Purchase Agreement COM0247-25	Page 26 of 26

ATTACHMENT A

EMBRAER 175 AIRCRAFT CONFIGURATION (E170+ Skywest)

1.STANDARD AIRCRAFT

The EMBRAER E170+ Aircraft (certification designation ERJ 170-200 LL) shall be manufactured according to [***] although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.OPTIONAL EQUIPMENT:

[***]

3.FINISHING

The E170+ Aircraft will be delivered to Buyer as follows:

3.1EXTERIOR FINISHING:

The fuselage of the E170+ Aircraft shall be painted according to Buyer’s color and paint scheme, which shall be supplied to Seller by Buyer on or before [***] prior to the first E170+ Aircraft Contractual Delivery Date. The wings and the horizontal stabilizer shall be supplied in the standard colours, i.e., grey BAC707.

The choices of colour and paint scheme made by Buyer shall apply to all E170+ Aircraft, unless Buyer provides written notice of a new colour and paint scheme not less than [***] prior to the relevant E170+ Aircraft Contractual Delivery Date.

3.2INTERIOR FINISHING:

Buyer shall inform Seller during the customer check list definition (“CCL”), to be held no later than [***] prior to the applicable E170+ Aircraft Contractual Delivery Date, of its choice of materials and colours of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain, from the choices offered by and available at Seller. In case Buyer opts to use different materials and/or patterns, Seller will submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such option, if any. Should Buyer not approve such PMC, the interior shall be built according to the choices offered by and available at Seller.

Once defined, for the applicable CCL the choices of interior finishing made by Buyer shall apply to all applicable E170+ Aircraft. If Buyer requires an interior finishing for any Aircraft that is different from the original one informed to Seller, Buyer shall present a written request to Seller not less than [***] prior to the relevant E170+ Aircraft Contractual Delivery Date and Seller will submit the relevant quotation to the approval of Buyer within [***] from the date such request is received by Seller.

Attachment “A” to Purchase Agreement COM0247-25	Page 1 of 3

ATTACHMENT A

EMBRAER 175 AIRCRAFT CONFIGURATION (E170+ Skywest)

Should Buyer not approve the quotation, the interior of relevant Aircraft shall be built according to the original choice of Buyer.

3.3BUYER FURNISHED EQUIPMENT (BFE) AND BUYER INSTALLED EQUIPMENT (BIE):

Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Seller for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality restrictions that prevent the installation thereof in the time frame required by the E170+ Aircraft manufacturing process shall entitle Seller to either delay the delivery of the E170+ Aircraft for a period related to the delay of the BFE or present the E170+ Aircraft to Buyer without such BFE, in which case Buyer shall not be entitled to refuse acceptance of the E170+ Aircraft.

All BFE equipment shall be delivered in DDP conditions (INCOTERMS 2020) to C&D Zodiac – 14 Centerpointe Drive, La Palma, CA 90623, USA, or to another place to be timely informed by Seller.

Galley inserts (such as coffee makers, water boilers, ovens), trolleys and standard units and medical kits, defibrillators and wheelchairs, as well as any other equipment classified as medical or pharmaceutical product, shall be acquired by Buyer and installed on the E170+ Aircraft by Buyer after delivery thereof as BIE.

Notwithstanding the above, Buyer shall [***] in [***].

3.4	SELLER RIGHT TO PERFORM FOR BUYER:

If, after written notice from Seller to Buyer, Buyer fails to make any choice or definition which Buyer is required to make within [***] after such notice regarding the exterior and interior finishing of any E170+ Aircraft or to inform Seller thereof, Seller shall have the right, but not the obligation, to tender the E170+ Aircraft for delivery (a) painted white and (b) fitted with an interior finishing selected by Seller at its reasonable discretion.

The taking of any such action by Seller pursuant to this Article shall not constitute a waiver or release of any obligation of Buyer under the Purchase Agreement, nor a waiver of any event of default which may arise out of Buyer’s non-performance of such obligation, nor an election or waiver by Seller of any remedy or right available to Seller under the Purchase Agreement.

No compensation to Buyer or reduction of the E170+ Aircraft Basic Price shall be due by virtue of the taking of any such actions by Seller and Seller shall be entitled to charge Buyer for the amount of the reasonable expenses incurred by Seller in

Attachment “A” to Purchase Agreement COM0247-25	Page 2 of 3

ATTACHMENT A

EMBRAER 175 AIRCRAFT CONFIGURATION (E170+ Skywest)

connection with the performance of or compliance with such agreement, as the case may be, payable by Buyer within [***] from the presentation of the respective invoice by Seller to Buyer.

4.REGISTRATION MARKS, TRANSPONDER AND ELT CODES:

The E170+ Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks, the transponder code and ELT protocol coding shall be supplied to Seller by Buyer no later than [***] before each relevant E170+ Aircraft Contractual Delivery. Seller shall be entitled to tender the E170+ Aircraft for delivery to Buyer without registration marks, with an inoperative transponder and without setting the ELT protocol coding in case Buyer fails to supply such information to Seller in due time.

5.EXPORT CONTROL ITEMS

The E170+ Aircraft contains (i) an IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information, and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International. The IESI and the IRU that are incorporated into this E170+ Aircraft are subject to export control under United States of America law. Transfer or re-export of such items (whether or not incorporated into the Aircraft), as well as their related technology and software may require prior authorization from the US Government.

IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT “A” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A” SHALL PREVAIL.

Attachment “A” to Purchase Agreement COM0247-25	Page 3 of 3

ATTACHMENT A1

EMBRAER 175 AIRCRAFT CONFIGURATION (E175 Skywest/Delta)

1.STANDARD AIRCRAFT

The EMBRAER E175 Aircraft (certification designation ERJ 170-200 LR) shall be manufactured according [***] although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.OPTIONAL EQUIPMENT:

[***]

3.FINISHING

The Aircraft will be delivered to Buyer as follows:

3.1EXTERIOR FINISHING:

The fuselage of the Aircraft shall be painted according to Buyer’s color and paint scheme, which shall be supplied to Seller by Buyer on or before [***] prior to the first Aircraft Contractual Delivery Date. The wings and the horizontal stabilizer shall be supplied in the standard colours, i.e., grey BAC707.

The choices of colour and paint scheme made by Buyer shall apply to all Aircraft, unless Buyer provides written notice of a new colour and paint scheme not less than [***] prior to the relevant Aircraft Contractual Delivery Date.

3.2INTERIOR FINISHING:

Buyer shall inform Seller during the customer check list definition (“CCL”), to be held no later than [***] prior to the applicable Aircraft Contractual Delivery Date, of its choice of materials and colours of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain, from the choices offered by and available at Seller. In case Buyer opts to use different materials and/or patterns, Seller will submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such option, if any. Should Buyer not approve such PMC, the interior shall be built according to the choices offered by and available at Seller.

Once defined, for the applicable CCL the choices of interior finishing made by Buyer shall apply to all applicable Aircraft. If Buyer requires an interior finishing for any Aircraft that is different from the original one informed to Seller, Buyer shall present a written request to Seller not less than [***] prior to the relevant Aircraft Contractual Delivery Date and Seller will submit the relevant quotation to the approval of Buyer within [***] from the date such request is received by Seller. Should Buyer not approve the quotation, the interior of relevant Aircraft shall be built according to the original choice of Buyer.

Attachment “A1” to Purchase Agreement COM0247-25	Page 1 of 3

ATTACHMENT A1

EMBRAER 175 AIRCRAFT CONFIGURATION (E175 Skywest/Delta)

3.3BUYER FURNISHED EQUIPMENT (BFE) AND BUYER INSTALLED EQUIPMENT (BIE):

Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Seller for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality restrictions that prevent the installation thereof in the time frame required by the Aircraft manufacturing process shall entitle Seller to either delay the delivery of the Aircraft for a period related to the delay of the BFE or present the Aircraft to Buyer without such BFE, in which case Buyer shall not be entitled to refuse acceptance of the Aircraft.

All BFE equipment shall be delivered in DDP conditions (INCOTERMS 2020) to C&D Zodiac – 14 Centerpointe Drive, La Palma, CA 90623, USA, or to another place to be timely informed by Seller.

Galley inserts (such as coffee makers, water boilers, ovens), trolleys and standard units and medical kits, defibrillators and wheelchairs, as well as any other equipment classified as medical or pharmaceutical product, shall be acquired by Buyer and installed on the Aircraft by Buyer after delivery thereof as BIE.

Notwithstanding the above, Buyer shall [***] in [***].

3.4SELLER RIGHT TO PERFORM FOR BUYER:

If, after written notice from Seller to Buyer, Buyer fails to make any choice or definition which Buyer is required to make within [***] after such notice regarding the exterior and interior finishing of any Aircraft or to inform Seller thereof, Seller shall have the right, but not the obligation, to tender the Aircraft for delivery (a) painted white and (b) fitted with an interior finishing selected by Seller at its reasonable discretion.

The taking of any such action by Seller pursuant to this Article shall not constitute a waiver or release of any obligation of Buyer under the Purchase Agreement, nor a waiver of any event of default which may arise out of Buyer’s non-performance of such obligation, nor an election or waiver by Seller of any remedy or right available to Seller under the Purchase Agreement.

No compensation to Buyer or reduction of the Aircraft Basic Price shall be due by virtue of the taking of any such actions by Seller and Seller shall be entitled to charge Buyer for the amount of the reasonable expenses incurred by Seller in connection with the performance of or compliance with such agreement, as the case may be, payable by Buyer within [***] from the presentation of the respective invoice by Seller to Buyer.

Attachment “A1” to Purchase Agreement COM0247-25	Page 2 of 3

ATTACHMENT A1

EMBRAER 175 AIRCRAFT CONFIGURATION (E175 Skywest/Delta)

4.REGISTRATION MARKS, TRANSPONDER AND ELT CODES:

The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks, the transponder code and ELT protocol coding shall be supplied to Seller by Buyer no later than [***] before each relevant Aircraft Contractual Delivery. Seller shall be entitled to tender the Aircraft for delivery to Buyer without registration marks, with an inoperative transponder and without setting the ELT protocol coding in case Buyer fails to supply such information to Seller in due time.

5.EXPORT CONTROL ITEMS

The Aircraft contains (i) an IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information, and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International. The IESI and the IRU that are incorporated into this Aircraft are subject to export control under United States of America law. Transfer or re-export of such items (whether or not incorporated into the Aircraft), as well as their related technology and software may require prior authorization from the US Government.

IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT “A1” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A1” SHALL PREVAIL.

Attachment “A1” to Purchase Agreement COM0247-25	Page 3 of 3

ATTACHMENT “B”

FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

1.FERRY FLIGHT ASSISTANCE

1.1

Seller will make available to Buyer [***] the services of a third-party representative at the airport in which the Aircraft will make the last stop in Brazilian territory, to assist Buyer’s crew in the interface with Brazilian customs clearances. Such services do not include handling services such as refueling, ground equipment and communications and Buyer shall hire such services from a handling service company. Buyer shall also be responsible for the [***] and overflight permits required for the ferry flight.

If it is necessary that any ferry equipment be installed by Seller in the Aircraft for the ferry flight between Brazil and final destination, Seller will make available, upon Buyer’s written request, a standard and serviceable ferry equipment to Buyer (hereinafter the “Kit”) [***], except as set forth below. In this case, Buyer shall immediately upon the Aircraft arrival at its final destination, remove the Kit from the Aircraft and return it to a freight forwarder agent as determined by Seller, in FCA (Free Carrier - INCOTERMS 2020) condition.

In case Seller provides the Kit to Buyer and irrespective of whether (i) the Kit is utilized, whether totally or not, such decision to be taken in Seller’s reasonable discretion, or (ii) the Kit is not used and is not returned to Seller freight forwarder agent complete and in the same condition as it was delivered to Buyer within [***] after Aircraft arrival in final destination, Buyer shall pay Seller the value of a new Kit upon presentation of an invoice by Seller and then the original Kit will become the property of Buyer. In addition, the availability of another Kit for the next occurring Aircraft ferry flight after such a period shall not be a Seller obligation.

2.PRODUCT SUPPORT PACKAGE

2.1MATERIAL SUPPORT

2.1.1.SPARES POLICY

Seller guarantees the supply of spare parts, ground support equipment and tooling, except engines and their accessories, hereinafter referred to as “Spare(s)”, for the Aircraft for a period of [***] after production of the last aircraft of the same [***]. Such Spares shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Seller of a purchase order placed by Buyer [***]. The Spares may be supplied either by Seller in Brazil or through its subsidiaries or distribution centers located abroad.

The sale and export of Spares to Buyer may be subject to export controls and other export documentation requirements of the United States and other countries. Buyer agrees that neither Seller nor any of its subsidiaries, affiliates or Vendors shall be liable for failure to provide Spares and/or services, including without limitation the Services, under this Agreement or otherwise as a result of any ruling, decision, order, license, regulation, or policy of the competent authorities prohibiting the sale, export, re-export, transfer, or release of a Spare or its related technology. Buyer shall comply with any conditions and requirements imposed by the competent authorities and, upon Seller’s request,

Attachment "B" to Purchase Agreement COM0247-25	Page 1 of 3

ATTACHMENT “B”

FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

shall execute and deliver to Seller any relevant end-user certificates.

Export of (i) IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International are subject to export control under United States law. Transfer or re-export of such items, as well as their related technology and software, may require prior authorization from the U.S. Government.

2.1.2.OTHER SPARES SERVICES

AOG services: Seller will maintain a call center for the AOG services, twenty-four (24) hours a day, seven (7) days a week. All the contacts with the call center can be made through regular direct lines in Brazil (phone and fax), e-mail and through the FlyEmbraer e-commerce in case Buyer subscribes to this service. The information concerning regular direct lines and e-mail address shall be obtained through the Customer Account Manager designated to Buyer by Seller or through Seller’s Customer Service offices.

Seller will, subject to availability, deliver parts pursuant to an AOG order from the location, which is nearer to Buyer premises, in FCA (Free Carrier – INCOTERMS 2020) condition, Seller facility, in accordance with Buyer’s shipping instructions.

Routine and/or critical Spares: Seller will deliver routine and/or critical Spares (other than AOG Spares) in FCA condition, at Seller facility, from the location where such spares are available. Routine and/or critical Spares shall be delivered according to their lead times, depending upon the purchase order priority. All spares will be delivered with the respective authorized release certificate or any similar document issued by a duly authorized person.

2.2AIRCRAFT TECHNICAL PUBLICATIONS:

2.2.1.EMBRAER PUBLICATIONS AND PERFORMANCE SOFTWARE

Seller will provide [***] a license to access the operational and maintenance publications applicable to the Aircraft, through the web-based FlyEmbraer portal (“FlyEmbraer”) issued under the applicable specification and in the English language and in accordance with the breakdown presented in Exhibit 1 to this Attachment “B” (the “Technical Publications”)

The revision service for these publications, will be provided [***] for the [***] after the Actual Delivery Date of the first Aircraft [***].

Seller will provide [***] a license to download the following software through FlyEmbraer (the “Software”) the following software running on Microsoft Windows operational system:

(i) an in-flight performance software and

(ii) a software for take-off and landing calculations, to be chosen by Buyer from the standard version (runway analysis software) or the version adapted

Attachment "B" to Purchase Agreement COM0247-25	Page 2 of 3

ATTACHMENT “B”

FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

to IATA interface (SCAP module). Buyer will inform Seller in writing of its decision on or before six months prior to the Contractual Delivery Date of the first Aircraft.

The license of either software allows its installation and use by Buyer in up to [***] stations, provided however that Buyer acknowledges that such software is the property of Seller and guarantees to Seller that it will not modify, sell, transfer or in any other way convey to any third-party without the prior written consent of Seller.

Such access to the Technical Publications and to download the Software (and any revision and/or update thereof) is conditioned upon Buyer’s full acceptance of the FlyEmbraer terms and conditions (the “FlyEmbraer Agreement”), by a person legally qualified to do so, as appointed in writing by Buyer.

[***] extra hardcopy of the Airplane Flight Manual (AFM), Airplane Operations Manual (AOM) and Quick Reference Handbook (QRH) for the Aircraft will be supplied on board on each Aircraft solely for the purpose of supporting the delivery flight and this hardcopy will not be revised by the Seller at any time.

2.2.2.VENDOR PUBLICATIONS

Technical publications regarding parts, systems or equipment supplied by Vendors and installed by Seller in the Aircraft during the manufacturing process, will be supplied to Buyer directly by such Vendors, in their original content and available format/media and/or on-line access, as the case may be [***]. Vendors are also responsible for keeping publications updated through a direct communication system with Buyer. Seller will use commercially reasonable efforts to cause Vendors to supply their respective technical publications in a prompt and timely manner.

2.2.3.[***]

Attachment "B" to Purchase Agreement COM0247-25	Page 3 of 3

EXHIBIT 1 – TECHNICAL PUBLICATION LIST

The technical publications covering Aircraft operation and maintenance shall be delivered to Buyer in accordance with [***]:

[***]

Exhibit 1 to Attachment B to Purchase Agreement COM0247-25	Page 1 of 1

ATTACHMENT “C”

WARRANTY - MATERIAL AND WORKMANSHIP

1)	Seller, subject to the conditions and limitations hereby expressed, warrants the Aircraft subject of the Purchase Agreement, as follows:

a.For a period of [***] from the date of delivery to Buyer, the Aircraft will be free from:

•	Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by Seller or by its subcontractors holding a Seller part number;
•	Defects inherent to the design of the Aircraft and its parts designed or manufactured by Seller or by its subcontractors holding a Seller part number.

b.For a period of [***] from the date of delivery to Buyer, the Aircraft will be free from:

Defects in operation of parts manufactured by Vendors, excluding the Engines, Auxiliary Power Unit (APU) and their accessories (“Vendor Parts”), as well as failures of Vendor Parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective Vendors. For the purpose of this warranty, Engine shall mean the complete power plant system which comprises the engine, the nacelle including thrust reverser, the engine mounting structure, all systems inside the nacelle and their integration with the Aircraft, and the Full Authority Digital Engine Control (FADEC) unit.

•	Defects due to non-conformity of Vendor Parts related to the technical specification referred to in the Purchase Agreement.

Once the above-mentioned periods have expired, Seller will transfer to Buyer the original warranty issued by the Vendors, if it still exists.

2)

The obligations of Seller as expressed in this warranty are limited to replacing or repairing defective parts and related systems if damaged by such defects as determined by Seller in its reasonable judgment. The defective parts will be returned to Seller or its representatives within a period of [***] after the occurrence of the defect, at Buyer’s own expense (including but not limited to, freight, insurance, customs duties), adequately packed, provided that such components are actually defective and that the defect has occurred within the periods stipulated in this certificate. Should the defective part not be returned to Seller within such [***] period, Seller may have the right, at its sole discretion, to deny the warranty claim.

[***]

NOTE: Notification of any defect claimed under this item 2 must be given to Seller within [***] after such defect is found.

Parts supplied to Buyer as replacement for defective parts are warranted for the balance of the warranty period still available from the original warranty of the exchanged parts.

3)Seller will accept no warranty claims under any of the circumstances listed below:

Attachment “C” to Purchase Agreement COM0247-25	Page 1 of 3

ATTACHMENT “C”

WARRANTY - MATERIAL AND WORKMANSHIP

a.

When the Aircraft has been used in an attempt to break records, or subjected to experimental flights, or in any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of the applicable aerial navigation or other regulations and rules, issued or recommended by government authorities of whatever country in which the aircraft is operated, when accepted and recommended by I.C.A.O.;

b.	When the Aircraft or any of its parts have been altered or modified by Buyer, without prior approval from Seller or from the manufacturer of the parts through a service bulletin;
c.	Whenever the Aircraft or any of its parts have been involved in an accident, or when parts either defective or not complying to manufacturer’s design or specification have been used;
d.	Whenever parts have had their identification marks, designation, seal or serial number altered or removed;
e.	In the event of negligence, misuse or maintenance services performed on the Aircraft, or any of its parts not in accordance with the respective maintenance manual;
f.	In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Seller or its representatives.
4)	This warranty does not apply to [***].
5)

The warranty hereby expressed is established between Seller and Buyer, and it cannot be transferred, assigned or novated to any third party, except as provided otherwise pursuant to Article 14 (Assignment) of the Purchase Agreement.

6)

TO THE EXTENT PERMITTED BY LAW, THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER AND ANY ASSIGNEE OF SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST SELLER OR ANY ASSIGNEE OF SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE OR ANY OTHER REASON IN ANY AIRCRAFT OR OTHER THING DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT, INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

a.	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;
b.	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;
c.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER

Attachment “C” to Purchase Agreement COM0247-25	Page 2 of 3

ATTACHMENT “C”

WARRANTY - MATERIAL AND WORKMANSHIP

RELATED CAUSES OF SELLER OR ANY ASSIGNEE OF SELLER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

d.

ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7)

No representative or employee of Seller is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation, relative to the matter, in the name of Seller and therefore any such statements eventually made by, or in the name of Seller, will be void and without effect.

Attachment “C” to Purchase Agreement COM0247-25	Page 3 of 3

ATTACHMENT “D”

AIRCRAFT ESCALATION FORMULA

[***]

Attachment “D” to Purchase Agreement COM0247-25	Page 1 of 1

ATTACHMENT “E”

AIRCRAFT DELIVERY SCHEDULE

[***]

Attachment “E” to Purchase Agreement COM0247-25	Page 1 of 1

[***]

[***]

[***] to Purchase Agreement COM0247-25	Page 1 of 1

LETTER AGREEMENT COM0250-25

INDEX

	ARTICLE	PAGE

1.	[***]	2
2.	[***]	3
3.	[***]	3
4.	[***]	5
5.	SPARE PARTS [***]	6
6.	[***]	6
7.	[***]	7
8.	[***]	10
9.	[***]	11
10.	EXPORT CONTROL	12
11.	COMPLIANCE WITH LAWS	12
12.	REINSTATEMENT OF THE PURCHASE AGREEMENT	13
13.	ASSIGNMENT	14
14.	COUNTERPARTS AND ELECTRONIC SIGNING	14

SCHEDULES:

[***]

[***]

Letter Agreement COM0250-25	Page 1 of 7

LETTER AGREEMENT COM0250-25

This Letter Agreement COM0250-25 (this “Letter Agreement”) dated June ___, 2025 is an agreement by and between Embraer S.A. (“Seller”) with its principal place of business at São José dos Campos, SP, Brazil and SkyWest, Inc (“Buyer”) with its principal place of business at St. George, Utah, 84790, USA, collectively known as the “Parties”, and relates to Purchase Agreement COM0247-25 entered into by Seller and Buyer on even date herewith (the “Purchase Agreement”).

This Letter Agreement supplements and constitutes an amendment and modification to the Purchase Agreement as it sets forth additional agreements of the Parties with respect to the matters set forth therein. All capitalized terms not otherwise defined herein will have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Letter Agreement and the Purchase Agreement, the provisions of this Letter Agreement will prevail.

WHEREAS:

a)

Pursuant and subject to the terms and conditions of the Purchase Agreement, Buyer will buy, and Seller will sell [***] Aircraft, as defined on Article 1.1.4 of the Purchase Agreement (the “Firm Aircraft”) and Buyer will have the right to purchase up to [***] Purchase Right Aircraft as defined on Article 1.1.22 of the Purchase Agreement.

b)	Seller and Buyer wish to set forth the additional agreements with respect to certain matters related to the purchase of the above referenced Aircraft.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	[***]
2.	[***]
3.	[***]

3.2Optional Equipment [***]

Buyer may add or remove optional equipment in the Aircraft to be delivered to Buyer by means of a PMC issued by Seller. In case Buyer decides to change any optional equipment in the Aircraft to be delivered, Buyer must provide Seller written notice no later than [***] prior to the Contractual Delivery Date of the affected Aircraft. Upon receipt of such notice, the Seller will submit a PMC to Buyer with the commercial conditions and whether the requested modification can be accommodated for the affected Aircraft. [***].

Upon agreement, the Parties will amend the Purchase Agreement to reflect such change in Aircraft Basic Price [***] for such Aircraft, as applicable, to reflect such change in options or other changes.

Letter Agreement COM0250-25	Page 2 of 7

LETTER AGREEMENT COM0250-25

3.3[***]

3.4[***]

3.5Change in State of Registration and Aviation Authority

Buyer may elect for one or more of the Aircraft to be certified for operation in a country other than the United States of America (the “Other State Registered Aircraft”). Any such election will be subject to Buyer providing written notice to Seller of such election at least [***] prior to the relevant Contractual Delivery Date of the Aircraft and identifying the relevant state of aircraft registration, the applicable aviation authority and any equipment/part changes necessary (the “Other State of Registration Notice”).

After receipt by Seller of the Other State of Registration Notice, Seller will provide written notice to Buyer of the adjusted Aircraft Basic Price and adjusted Contractual Delivery Date, if any, as well as other specific terms and conditions, including without limitation the applicable warranty, guarantees and product support package with respect to the Other Registered Aircraft. Any adjustment to the Aircraft Basic Price will be presented by Seller to Buyer by issuance of a written notice (the “EMB Registration Change Notice”). The EMB Registration Change Notice will be provided by Seller to Buyer within [***] following Seller’s receipt of the Other State of Registration Notice.

Following receipt by Buyer of the EMB Registration Change Notice, Buyer must within [***] thereafter accept or reject the adjusted Aircraft Basic Price and the revised Contractual Delivery Date, if any, reflected in the EMB Registration Change Notice. If Buyer rejects or otherwise does not provide notice within such [***] period, then, the Aircraft will not be converted into an Other Registered Aircraft and the terms and conditions applicable the Aircraft will continue to apply as provided in the Purchase Agreement.

4.	[***]

5.SPARE PARTS [***]

5.1Seller agrees that Buyer will [***]

6.[***]

7.[***]

8.[***]

9.[***]

10.EXPORT CONTROL

Export of parts and services described in the Purchase Agreement, or this Letter Agreement may be subject to export controls and other export documentation requirements of the United States and other countries. Buyer agrees that neither Seller nor any of its subsidiaries or affiliates will be liable for failure to provide parts and/or

Letter Agreement COM0250-25	Page 3 of 7

LETTER AGREEMENT COM0250-25

services as a result of any ruling, decision, order, license, regulation, or policy of the competent authorities prohibiting the export, re-export, transfer, or release of a part listed in this Letter Agreement or its related technology. Buyer will comply with any conditions and requirements imposed by the competent authorities and, upon Seller’s request, will execute and deliver to Seller any relevant end-user certificates.

11.COMPLIANCE WITH LAWS

a.Each Party represents and warrants to the other Party hereto that, in connection with this Letter Agreement (including the negotiation, execution, or performance thereof), it has not violated and will not violate the ABC Legislation (defined below). For the avoidance of doubt, neither Party, in respect to this Letter Agreement, has offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official” under any circumstances where one could reasonably anticipate such action may potentially impact a business decision of either Party in the context of this Letter Agreement or the subject matter hereof. For the purpose of this Letter Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party or party official, (h) a member of a royal family or member of the military, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described in (a) through (i) above.

b.Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly to such policies and procedures with regard to the other Party.

c.Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Letter Agreement. Each Party will devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated. Each Party will inform the other Party, if not prohibited by applicable laws, of any situation of which it becomes aware that may result in a breach of this Clause. If either Party has reason to believe based on credible evidence that any of the representations or warranties regarding compliance with laws in this Letter Agreement are or become inaccurate or misleading, such Party may suspend all performance under this Letter Agreement until it has received confirmation to its satisfaction that no breach has occurred or is likely to occur and may request additional

Letter Agreement COM0250-25	Page 4 of 7

LETTER AGREEMENT COM0250-25

representations and warranties reasonably necessary to satisfy full compliance with this Clause.

d.The foregoing representations are made on a continuing basis and will hold true until termination or expiration of this Letter Agreement.

e.Buyer hereby acknowledges that Seller’s internal policies and procedures do not permit Seller to use third party intermediaries, such as commercial representatives and/or agents, in the prospect of sales and commercial business with customers. Therefore, the Parties hereby agree that neither Party will (i) have the authority to bind the other Party or incur, create, undertake, or assume, directly or indirectly, any express or implied obligation of liability on behalf of the other Party; (ii) act or hold itself out as a legal or de facto agent, broker, or representative of the other Party; (iii) undertake any action which would tend to mislead anyone in this regard.

f.Buyer has received and will comply with the Seller’s Code of Ethics and Global Anti-Corruption Policy, available at http://compliance.embraer.net.br/en/SitePages/Home.aspx. Buyer agrees to complete any training reasonably required by the Seller and agrees to require all of its personnel who, pursuant to this Letter Agreement, may interact with Government Officials and other personnel identified by Seller to complete such training. Also, Buyer agrees to certify compliance by it and its personnel with the representations and warranties in this Letter Agreement regarding anti-corruption and with Seller’s Code of Ethics and Global Anti-Corruption Policy at the time of execution of this Letter Agreement and annually thereafter or when reasonably requested to do so by Seller.

Where:

“ABC Legislation” means (a) with respect to a Party, any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Letter Agreement addressing anti-corruption or to enforce or implement either the United Nations Convention against Corruption (being the subject of General Resolution 58/4 of 31 October 2003 of the General Assembly of the United Nations) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted on 21 November 1997; (b) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and the Clean Company Act, as amended; and (c) any applicable anti-money laundering laws and regulations.

12.REINSTATEMENT OF THE PURCHASE AGREEMENT

All other terms and conditions of the Purchase Agreement which have not been expressly amended or modified by this Letter Agreement will remain valid, in full force and effect as and to the extent provided therein without any change as the result of this Letter Agreement.

13.ASSIGNMENT

Buyer must not assign, novate or transfer any of its rights or obligations hereunder without the prior written consent of Seller. Any assignment without the prior written consent of Seller will be considered null and void.

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LETTER AGREEMENT COM0250-25

In any of the above situations, Buyer will: (i) furnish Seller with a copy of the written assignment document at least [***] prior to the effective date of the assignment, and (ii) [***] and, (iii) [***].

Notwithstanding the above, this Agreement, as well as the warranty and guarantees, must not be assigned to [***], any person or entity which the Parties may be legally restricted to enter in to an agreement, to a person or entity debarred by the United States government, or in case such assignment would infringe US export control regulations or any other applicable law.

14.COUNTERPARTS AND ELECTRONIC SIGNING

This Letter Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together will constitute one and the same instrument. This Letter Agreement may be signed by facsimile with originals to follow by an internationally recognized courier. The Parties hereto acknowledge and agree that this Letter Agreement may be executed electronically through trusted digital signatures systems, as the case may be, and that such digital signatures will be as legal and binding as manually executed, wet ink original signatures of the respective Parties.

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Letter Agreement COM0250-25	Page 6 of 7

LETTER AGREEMENT COM0250-25

IN WITNESS WHEREOF, Seller and Buyer, by their duly authorized officers, have entered into and executed this Letter Agreement to be effective as of the date first written above.

EMBRAER S.A. (as Seller)		SKYWEST, INC. (as Buyer)

By:	/s/ Arjan Meijer	By:	/s/ Wade Steel
Name:	Arjan Meijer	Name:	Wade Steel
Title:	VP Commercial Aviation	Title:	Chief Commercial Officer

By:	/s/ Marcelo Pereira Santiago
Name:	Marcelo Pereira Santiago
Title:	VP Contracts & Asset Mgmt

Place:	São José dos Campos, SP, Brazil	Place:	St George, Utah, USA

Letter Agreement COM0250-25	Page 7 of 7

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